CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports," "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated September 25, 2009 relating to AllianceBernstein Global Thematic Growth Fund, Inc., AllianceBernstein Greater China '97 Fund, Inc., and AllianceBernstein Small Cap Growth Portfolio (one of the portfolios comprising AllianceBernstein Cap Fund, Inc.) (the "Funds") for the fiscal year ended July 31, 2009 which is incorporated by reference in these Post Effective Amendment Nos. 56, 18, and 87 Registration Statements (Form N-1A Nos. 811-03131, 811-08201, and 811-1716 ) of the Funds.



                                                        ERNST & YOUNG LLP




New York, New York
October 13, 2009